     As filed with the Securities and Exchange Commission on August 24, 2000

                                                       Registration No. _______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   CELLULAR TECHNICAL SERVICES COMPANY, INC.
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                        11-2962080
 -------------------------------                        -------------------
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)

2401 FOURTH AVENUE, SEATTLE, WASHINGTON                       98121
---------------------------------------                     ----------
(Address of Principal Executive Offices)                    (Zip Code)

                       1996 STOCK OPTION PLAN, AS AMENDED
            1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED
-------------------------------------------------------------------------------
                            (Full title of the plan)

                                  BRUCE R. YORK
                     VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
                               2401 FOURTH AVENUE
                            SEATTLE, WASHINGTON 98121
                                 (206) 443-6400
-------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

                                 With a copy to:
                              MICHAEL J. SHEF, ESQ.
                                PARKER CHAPIN LLP
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174

-------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                     Amount
        Title of                      to be           Proposed maximum        Proposed maximum
     securities to be               registered         offering price             aggregate                  Amount of
        registered                     (1)               per share             offering price            registration fee
--------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value        133,185            $7.8125 (2)              $1,040,507.81                $274.69
--------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value        131,815              $8.00 (3)              $1,054,520                   $278.39
--------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 1996 Stock Option Plan and 1993 Non-Employee Director Stock Option Plan.

(2) Calculated pursuant to Rule 457(h) and (c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices ($8.125 and $7.50) of a share on August 18, 2000 as quoted on the Nasdaq National Market System.

(3) Based pursuant to Rule 457(h), on the exercise price of the shares subject to outstanding stock options.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference the following documents into this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000. All other reports heretofore filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

         (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed on July 30, 1991 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Registrant with the Securities and Exchange Commission (the "SEC") subsequent to the filing date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a subsequent post-effective amendment which indicates that all the securities offered by this Registration Statement have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, except for portions of such documents which shall not be deemed incorporated by reference as indicated by statute, rule or regulation or by such document itself, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not required, inasmuch as the Registrant's Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The description of the indemnification and insurance provided to the officers and directors of the Registrant contained in Item 14 of the Registrant's Registration Statement on Form S-1 (Registration No. 33-44176) is hereby incorporated by reference.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index on page 7 of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (2) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (3) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1) and (a)(2) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington on this 23rd day of August, 2000.

                                    CELLULAR TECHNICAL SERVICES COMPANY, INC.

                                    By:  /s/ Stephen Katz
                                         -------------------------------------
                                         Stephen Katz
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Stephen Katz and Bruce R. York and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                                   Title                                  Date
           ---------                                   -----                                  ----
/s/ Stephen Katz                           Chairman of the Board of                      August 23, 2000
-----------------------------              Directors and Chief Executive
Stephen Katz                               Officer (Principal Executive Officer)

/s/ Bruce R. York                          Vice President and Chief                      August 23, 2000
-----------------------------              Financial Officer (Principal
Bruce R. York                              Financial and Accounting Officer)


/s/ James Porter                           Director                                      August 23, 2000
---------------------------
James Porter

/s/ Lawrence Schoenberg                    Director                                      August 23, 2000
---------------------------
Lawrence Schoenberg

                                 Exhibit Index
                                 -------------

Exhibit                                                                      Page
Number       Description                                                      No.
------       -----------                                                      ---
   5         Opinion of Parker Chapin LLP as to the legality of the           8
             additional shares being registered

  23.1       Consent of Ernst & Young LLP, Independent Auditors               9

  23.2       Consent of Parker Chapin LLP (included in their opinion filed    8
             as Exhibit 5).


  24         Power of Attorney (included on the signature page of this        5
             Registration Statement).


  99.1       Amendment No. 1 to 1996 Stock Option Plan of Cellular Technical 10
             Services Company, Inc. (Effective December 14, 1998)

  99.2       Amendment No. 2 to 1996 Stock Option Plan of Cellular Technical 11
             Services Company, Inc. (Effective June 8, 2000)

  99.3 Amendment No. 3 to 1993 Non-Employee Director Stock Option Plan 12 of Cellular Technical Services Company, Inc. (Effective
             June 8, 2000)